Exhibit 5.2

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States
大成 Salans FMC SNR Denton McKenna Long dentons.com

April 4, 2019

Board of Directors

Reebonz Holding Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Re: Sale of securities registered pursuant to Registration Statement on Form F-1 (File No. 333-229839)

Ladies and Gentlemen:

We have acted as special counsel to Reebonz Holding Limited, a Cayman Island exempted company (the “Company”), in connection with a registration statement on Form F-1, File No. 333-229839, (the “Registration Statement”), heretofore filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with registration of (i) ordinary shares of the Company having an aggregate value of up to $23,000,000 with each share having a par value of US$0.0008 (the “Ordinary Shares”), (ii) warrants to purchase $28,750,000 of Ordinary Shares at an exercise price of 125% of the public offering price of one Ordinary Share (the “Warrants”), and (iii) $28,750,000 of Ordinary Shares underlying the Warrants (the “Warrant Shares”). The Ordinary Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities”. The Securities are being registered by the Company, which has engaged Roth Capital Partners, LLC and Maxim Group LLC to act as the representatives of the underwriters (the “Representatives”) of the offering (the “Offering”).

This opinion is being delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Act at the request of the Company.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Registration Statement, including the prospectus contained therein, (ii) the Form of Underwriting Agreement, to be entered into by the Company and the Representatives (the “Underwriting Agreement”), (iii) the Form of Warrant Agent Agreement (the “Warrant Agent Agreement”), including the Form of Warrant, to be entered by the Company and Continental Stock Transfer & Trust Company, as the Warrant Agent, (v) corporate proceedings of the Company relating to the Securities, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

We have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of documents examined by us.

Reebonz Holding Limited April 4, 2019 Page 2	Salans FMC SNR Denton dentons.com

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion having due regard for such legal considerations as we deemed relevant that:

1. The Warrants, when sold and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, the Underwriting Agreement and the Warrant Agent Agreement, will be validly issued and will be valid and binding obligations of the Company.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding local laws) and the federal laws of the United States of America.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and we further consent to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Dentons US LLP